Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of March 27, 2001, by and among Rational Software Corporation, a Delaware corporation ("Parent") and the undersigned shareholders (the "Company Shareholders") of Attol Testware, a French societe anonyme (the "Company"), pursuant to that certain Share Purchase Agreement (the "Purchase Agreement") dated as of March 27, 2001, by and among Parent, Rational Software S.A.R.L., a French limited liability company ("Rational France"), and the shareholders of the Company.

RECITALS

A. Pursuant to the Purchase Agreement, Parent and Rational France will purchase all of the outstanding capital stock of the Company in exchange for cash and shares of Parent Common Stock (the "Shares").

B. The Shares will be issued by Parent pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

C. Parent has agreed to grant to the Company Shareholders certain registration rights with respect to the Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

    Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

    "Black-Out Period" means any period during which executive officers and directors of Parent are generally prohibited from engaging in trades in Parent's securities pursuant to Parent's Insider Trading Policy.

    "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "Holder" means any of the Company Shareholders, for so long as such person holds any Registrable Securities, or any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 11 hereof.

    "Insider Trading Policy" means the policy adopted by Parent's Board of Directors, as such may be amended from time to time, relating to transactions in Parent's securities by Parent's executive officers and directors.

    "Permitted Window" means the period during which a Holder entitled to sell Registrable Securities pursuant to a registration statement under Section 5(a) of this Agreement shall be permitted to sell Registrable Securities pursuant to such a registration. Except as otherwise set forth in this Agreement, a Permitted Window shall (i) commence upon the third business day following receipt by Parent of a written notice from a Holder to Parent that such Holder intends to sell Shares pursuant to such registration statement, or such earlier date as Parent may agree to, provided that such period shall not commence during a Black-Out Period, and (ii) terminate upon the commencement of a Black-Out Period.

    "Registrable Securities" means the Shares and any Common Stock of Parent issued or issuable in respect thereof upon any conversion, stock split, stock dividend, recapitalization, merger or other reorganization; provided, however, that securities shall only be treated as Registrable Securities if and so long as they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

    "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

    "Registration Expenses" means all expenses, except Selling Expenses, incurred by Parent in complying with Section 5 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, fees and disbursements of one counsel for the Holders in an amount not to exceed $10,000, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Parent which shall be paid in any event by Parent).

    "Regulation S" shall mean Regulation S promulgated under the Securities Act.

    "Restricted Securities" means the securities of Parent required to bear a legend as described in Section 3 hereof.

    "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of one counsel to the Holders in excess of $10,000, together with all fees and disbursements of any additional counsel to any Holder(s).

    Restrictions on Transferability. The Restricted Securities and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or other reorganization, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such securities held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement, including without limitation the restrictions set forth in Section 4.

    Restrictive Legend. Each certificate representing the Shares or any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or other reorganization shall be stamped or otherwise imprinted with the following legends:

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER MAY BE MADE IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

    Each Holder consents to Parent making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement and the Purchase Agreement.

    Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Without in any way limiting the immediately preceding sentence or the provisions of Section 2, no sale, assignment, transfer or pledge (other than (i) a sale made pursuant to a registration statement filed under the Securities Act and declared effective by the Commission or (ii) a sale made in accordance with the applicable provisions of Regulation S) of Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement, including without limitation this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to Parent of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by Parent, the holder shall also provide, at such holder's expense, a written opinion of legal counsel (who shall be, and whose legal opinion shall be, reasonably satisfactory to Parent) addressed to Parent, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and under applicable state securities laws and regulations. Upon delivery to Parent of such notice and, if required, such opinion, the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of such notice. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Regulation S, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and counsel for Parent, such legend is not required in order to establish or ensure compliance with any provision of the Securities Act.

    Registration on Form S-3.

      Registration. Parent shall use its reasonable efforts to cause one (1) registration statement on Form S-3 (or any successor form, collectively, a "Form S-3") covering all Registrable Securities to be filed no later than five (5) business days following the Effective Date (as defined in the Purchase Agreement). Parent shall use its reasonable efforts to cause such registration statement to be declared effective as soon as reasonably practicable after filing and to keep such registration statement effective until the first anniversary of the date of this Agreement, or such earlier date upon which no Holder holds any Registrable Securities. Upon receipt of a notice from any Holder that such Holder intends to sell Registrable Securities during a Permitted Window, Parent shall, prior to the commencement of the Permitted Window, inform the other Holders of the commencement of the Permitted Window. Parent shall notify each of the Holders of the termination of a Permitted Window no later than the time Parent notifies its executive officers and directors of the corresponding Black-Out Period; provided, however, that Parent need not notify the Holders of regularly scheduled Black-Out Periods relating to the closing of Parent's fiscal quarters, which periods commence on the thirtieth day prior to the end of the last month of each fiscal quarter and terminate forty-eight hours after Parent publicly announces its results for such quarters.

      Limitations on Registration and Sale of Registrable Securities. Notwithstanding anything in this Agreement to the contrary, Parent's obligations and the Holders' rights under this Section 5 are subject to the limitations and qualifications set forth below, which may be waived in writing by Parent.

        Parent shall have no obligation to keep effective a registration statement hereunder following such time as each Holder is eligible to sell all of its Registrable Securities other than pursuant to an offshore transaction (as described in Regulation S) in a three month period under the applicable provisions of Rule 144 and Regulation S.

        The Holders will sell Registrable Securities pursuant to a registration effected hereunder only during a Permitted Window.

        If Parent furnishes to the Holders a certificate signed by the President or Chief Financial Officer of Parent stating that, in the good faith judgment of the Board of Directors of Parent, it would be seriously detrimental to Parent for a Form S-3 registration to be effected, or a Permitted Window to be in effect, due to (A) the existence of a material development or potential material development involving Parent which Parent would be obligated to disclose in the prospectus contained in the Form S-3 registration statement, which disclosure would in the good faith judgment of the Board of Directors be premature or otherwise inadvisable, (B) the existence of other facts or circumstances as a result of which the prospectus contained or to be contained in the Form S-3 registration statement includes or would include an untrue statement of a material fact or omits or would omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or then existing or (C) Parent's bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of the receipt of a notice from a Holder that it intends to sell Registrable Securities during a Permitted Window, Parent may defer the filing of the Form S-3 registration statement or delay the commencement of a Permitted Window or may effect an early termination of a Permitted Window that has commenced, as the case may be. Parent may elect to so defer, delay or terminate under clause (A) above only to the extent that the event described in clause (A) also gives rise to a Black-Out Period applicable to all of Parent's executive officers and directors under Parent's Insider Trading Policy. If Parent elects to so defer, delay or terminate under clause (B) above, Parent shall use its commercially reasonable efforts to amend the registration statement or take such other action as may be necessary to eliminate the situation described in clause (B) as soon as practicable. Notwithstanding the foregoing, Parent shall not defer the filing of the Form S-3 registration statement pursuant to clause (C) above during the period ending 30 days following the Effective Date (as defined in the Purchase Agreement). Notwithstanding the foregoing, Parent shall not be permitted to defer the filing of the Form S-3 registration statement for an aggregate of more than 120 days pursuant to this Section 5(b)(iii). Any Holder receiving any notice from Parent with respect to the matters covered by this Section 5(b)(iii) shall keep the fact and content of such notice, and the event or circumstances giving rise to such notice, confidential.

        The obligations of Parent hereunder are conditioned upon its being eligible to register its securities on Form S-3 at the time any such registration is otherwise required hereunder.

        At any time that Parent is obligated under this Agreement to permit the Holders to sell Registrable Securities pursuant to a registration statement on Form S-3, Parent may, instead of maintaining an effective registration statement on Form S-3 for the benefit of the Holders, include such Registrable Securities in a registration effected for the benefit of Parent and/or other selling stockholders.

        Notwithstanding anything to the contrary in this Agreement, Parent shall have no obligation to effect a registration hereunder, and no Permitted Window will exist, with respect to Registrable Securities that are subject to the escrow provisions of the Purchase Agreement (including any agreement which is an exhibit thereto) during the time that such Registrable Securities are subject to such provisions and no Holder shall sell any such Registrable Securities pursuant to a registration hereunder, or pursuant to Regulation S, during any such period.

      Underwriting. At the election of the Holders representing a majority of the Registrable Securities that are proposed to be sold during a Permitted Window (the "Deciding Holders"), all sales of Registrable Securities under this Section 5 during such Permitted Window shall be made through an underwriting managed by an underwriter selected by Parent and acceptable to Deciding Holders (the "Managing Underwriter"). Parent shall, together with all Holders proposing to distribute their Registrable Securities though such underwriting, enter into an underwriting agreement in customary form with the Managing Underwriter. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to Parent. Any Holder so withdrawing shall not sell any Registrable Securities pursuant to a registration effected under this Agreement until after the completion of such underwritten distribution. Nothing in this section shall require the holders to select and sell any of the Shares through a Managing Underwriter.

      Registration Procedures. In connection with any registration required under this Agreement, Parent shall take the actions set forth below.

        Prior to filing any registration statement, prospectus, amendment or supplement with the Commission in connection with any registration hereunder, Parent shall furnish to one counsel selected by the Holders of a majority of the Registrable Securities copies of such documents.

        Parent shall notify each Holder of any stop order issued or threatened by the Commission and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

        Parent shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by a registration statement filed pursuant to this Agreement with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Holders as set forth in such registration statement.

        Parent shall furnish to each Holder and each underwriter, if any, of Registrable Securities covered by a registration statement filed pursuant to this Agreement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as a selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder. Such delivery of documents shall be made by Parent within two (2) trading days of receipt of a request therefor from a Holder.

        Parent shall use its reasonable efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of each State of the United States of America as any of the Holders or underwriters, if any, of the Registrable Securities covered by a registration statement filed hereunder reasonably requests, and shall do any and all other acts and things which may be reasonably necessary or advisable to enable each selling Holder and each underwriter, if any, to consummate the disposition in such States of the Registrable Securities owned by such selling Holders; provided that Parent shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

        Parent shall immediately notify each Holder entitled to sell Registrable Securities during a Permitted Window of the happening of any event which comes to Parent's attention if, as a result of such event, the prospectus included in the registration statement filed under this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and Parent shall promptly prepare and furnish to each Holder and file with the Commission a supplement or amendment to such prospectus so that such prospectus will no longer contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Parent shall use its reasonable efforts to take all such other reasonable and customary actions as each Holder or the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of the Registrable Securities in accordance with the terms of this Agreement.

        Parent shall make available for inspection by the Holders, any underwriter participating in any disposition pursuant to a registration statement filed under this Agreement, and any attorney, accountant or other agent retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of Parent and its subsidiaries, as such person may reasonably request for the purpose of confirming that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that Parent obtains reasonably satisfactory assurances that such information will be used solely for such purpose and will be held in confidence (except to the extent that it is included in the registration statement). Parent shall cause the officers, directors and employees of Parent and each of its subsidiaries to supply such information and respond to such inquiries as any Holder or underwriter may reasonably request or make for the purpose of confirming that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that Parent obtains reasonably satisfactory assurances that such information will be used solely for such purpose and will be held in confidence (except to the extent that it is included in the registration statement).

    Other Registration Rights. The Holders acknowledge that certain other stockholders of Parent may now or hereafter have registration rights, and that such other stockholders may be entitled to sell their securities at the same time, or pursuant to the same registration and underwriting, as the Holders hereunder.

    Expenses of Registration. All Registration Expenses incurred in connection with Parent's obligations hereunder shall be borne by Parent. All Selling Expenses relating to securities proposed to be registered hereunder shall be borne by the Holders of such securities pro rata on the basis of the number of shares proposed to be sold by each of them during the applicable Permitted Window.

    Indemnification.

      Parent will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and Parent will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder or controlling person, and stated to be specifically for use therein; and provided, further, that the foregoing indemnity Agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any person, if a copy of the final prospectus or an amended or supplemented prospectus, as applicable, was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the final prospectus or the amended or supplemented prospectus, as applicable, would have cured the defect giving rise to the loss, liability, claim or damage. In no event, however, shall Parent have any indemnification obligation to the extent that the expenses, claims, losses, damages or liabilities as to which indemnification is sought are in connection with an offer or sale made by a person other than Parent in violation of the terms of this Agreement (a "Violation").

      Each Holder will, severally and not jointly and severally, if Registrable Securities held by such Holder are included in the securities as to which a registration hereunder is effected, indemnify Parent, each of its directors and officers, each person who controls Parent within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) a Violation by such Holder or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such Holders, such directors, officers or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but, in the case of clause (ii) above, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this Section 8(b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder, unless such liability arises out of or is based on a Violation or willful misconduct by such Holder.

      Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, (ii) that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 8 of this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and then only to the extent that such Indemnifying Party is materially prejudiced, and (iii) that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or (ii) includes admission of fault by the Indemnified Party.

    Information by Holder. The Holder or Holders of Registrable Securities included in any registration hereunder shall furnish to Parent such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as Parent may request in writing or as shall be required in connection with any registration referred to in this Agreement.

    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration Parent shall, at all times after the first anniversary of the date of this Agreement:

      Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

      File with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act.

    Transfer of Registration Rights. The rights to registration of the Holders under Section 5 may be assigned in connection with any transfer or assignment of Registrable Securities by the Holder, provided that (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such assignee or transferee acquires at least 10,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, stock combinations and the like), (iii) written notice is promptly given to Parent and (iv) such transferee agrees in writing to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause Parent to register securities may be assigned without compliance with item (ii) above to a family member or trust for the benefit of a Holder who is an individual, or a trust for the benefit of a family member of such a Holder. In addition, a distribution of Shares pursuant to the Purchase Agreement without additional consideration to underlying beneficial owners in proportion to the beneficial ownership interests (such as the general and limited partners, shareholders and trust beneficiaries of a Holder) shall not be deemed to be an "assignment" or "transfer" for purposes of the Section 11 and such underlying beneficial owners shall be entitled to the same rights and subject to the same restrictions under this Agreement as the initial Holder from which the Registrable Securities were received without any additional action on the part of any party to this Agreement other than reasonable notice to Parent of such distribution.

    Amendment. Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Parent and Holders of a majority of the Registrable Securities remaining at the time such amendment or waiver is made.

    Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflict of laws provisions.

    Entire Agreement. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, all other agreements regarding the registration rights of the Company's shareholders shall hereby expire. The provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

    Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

      if to a Holder, at such Holder's address as set forth below such Holder's signature on this Agreement, or at such other address as such Holder shall have furnished to Parent.

      if to Parent, to:

    Rational Software Corporation
    18880 Homestead Road
    Cupertino, CA 95014
    Fax: (408) 863-3636
    Attn: President

    or at such other address as Parent shall have furnished to the Holders, with a copy to:

    Wilson Sonsini Goodrich & Rosati, P.C.
    650 Page Mill Road
    Palo Alto, CA 94304-1050
    Attn: Katharine A. Martin, Esq.
    Fax: (650) 493-6811

    Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by facsimile transmission, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

RATIONAL SOFTWARE CORPORATION
a Delaware corporation

By: /s/Etienne Morel
   ------------------------------------
Name:   Etienne Morel
Titile: Managing Director of Rational Software France

FOR THE HOLDERS:

/s/Patrick Roulet                               /s/ G. Arditti
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Mr. PATRICK ROULET                              ATOS ORIGIN INTEGRATION
                                                By: G. Arditti

/s/Paul Tholly                                  /s/Paul Tholly
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SIPAREX VENTURES 1                              SIPAREX DEVELOPPEMENT
Represented by                                  represented by its gérant SIGEFI
SIGEFI VENTURES GESTION                         by: Paul Tholly
by: Paul Tholly

/s/Paul Tholly                                  /s/Paul Tholly
------------------------------------            ------------------------------------
SIPAREX CROISSANCE                              ING (F) ACTIONS INNOVATION 1
represented by its gérant SIGEFI                by SIGEFI VENTURES GESTION
by: Paul Tholly                                 by: Paul Tholly

/s/Eric Manchon                                   /s/[illegible]
------------------------------------            ------------------------------------
INNOVAFRANCE 99                                 FINANCIERE DE BRIENNE
represented by                                  by: [illegible]
P.L.S Venture Capital Partners
by: Eric Manchon

/s/Philippe Brawerman
------------------------------------
Mr. Philippe Brawerman

-FOR THE EMPLOYEES:

/s/Patrick Roulet
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Mr. P. Boyer, Mr. D. Guilbaud, Mr. Moustapha Tadlaoui, Mrs. Valérie Farres, Mr. Olivier Garbil,
Mr. Luc Auvray, Mr. Yanis Bensemmanne, Mr. Guillaume Bergez, Mr. Alexandre Bertrand,
Mr. Bertrand Cormier,Mrs. Karine Darcourt, Mr. Jean-Philippe Delpiroux, Mr. Vincent Encontre,
Mr. Richard France, Mrs. Carine Gajan, Mr. Vincent Larrieu, Mrs. Françoise Le Goaec,
Mr. Freddy Le Marquand, Mr. Stephane Leroy, Mr. Martin Lescuyer, Mr. Serge Lucio,
Mr. Nicolas Mezy, Mrs. Lucile Piquereau, Mrs. Anne-Claire Polignone-Cazes, Mr. Daniel Retz,
Mr. Pierre-Henri Stanek, Mr. Emmanuel Verge, Mr. Sébastien Veyrière,
Mr. Simon Washbrook, Mr. Hans Windpassinger,

all the Employees being represented by Mr. Patrick Roulet.